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                                                                    EXHIBIT 23.4



                           CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Joint Registration Statement on Form S-3 and the related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company) to be filed with the Securities and Exchange Commission on October 8, 1998 for the registration of shares of paired common stock of the Companies and to the incorporation by reference therein of our reports (a) dated March 14, 1997 with respect to the Consolidated Financial Statements of Resorts Limited Partnership included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated January 16, 1997, as amended; (b) dated February 13, 1997, with respect to the Financial Statements of CV Ranch Limited Partnership included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated January 16, 1997, as amended; and (c) dated February 12, 1997 with respect to the Financial Statements of Telluride Resort and Spa Limited Partnership included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. dated January 16, 1997, as amended, filed with the Securities and Exchange Commission.

                                         /s/ ERNST & YOUNG LLP

Phoenix, Arizona
October 1, 1998